Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-192553) of GenSpera, Inc. of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern dated March 30, 2016 relating to our audit of the financial statements which appear in this Annual Report on Form 10-K of GenSpera, Inc. for the years ended December 31, 2015 and 2014.

/s/ Liggett & Webb, P.A.

March 30, 2016

New York, New York